Boyle CPA, LLC

Certified Public Accountants & Consultants

October 28, 2021

Office of the Chief Accountant

Securities and Exchange Commission

100 F Street, N.W.

Washington, D.C. 20549-7561

We have read the statements of Digital Utilities Ventures, Inc. relating to the event described under Item 4.01 of Form 8-K dated August 26, 2021 and we agree with such statements as they pertain to our firm.

/s/ Boyle CPA, LLC

Boyle CPA, LLC

Red Bank, NJ

331 Newman Springs Road

Building 1, 4th Floor, Suite 143                                                                           P (732) 784-1582

Red Bank, NJ 07701                                                                                            F (732) 510-0665